UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California 94403

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 13, 2013, the Board of Directors (the “Board”) of Franklin Resources, Inc. (the “Company”) declared a 3-for-1 stock split of the Common Stock of the Company (“Common Stock”) in the form of a stock dividend, for distribution on July 25, 2013 to stockholders of record holding shares of Common Stock at the close of business on July 12, 2013 (the “Stock Dividend”). Pursuant to the Stock Dividend, each stockholder of record will be entitled to receive two additional shares of Common Stock for each outstanding share of Common Stock held at the close of business on the record date. The Board also authorized the Company to make certain related proportional adjustments to account for the effects thereof.

The Stock Dividend is in addition to a regular quarterly cash dividend also declared by the Board on June 13, 2013, in the amount of $0.29 per share payable on July 8, 2013 to stockholders of record holding shares of Common Stock at the close of business on June 24, 2013. A copy of the press release announcing the dividends is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Franklin Resources, Inc. on June 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date: June 13, 2013	By:	/s/ Kenneth A. Lewis
		Name:	Kenneth A. Lewis
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Franklin Resources, Inc. on June 13, 2013.